The security represented by this certificate was originally issued on December 16, 1996, and has not been registered under the Securities Act of 1933, as amended. The transfer of such secur ty is subject to the conditions specified in the Preferred Stock and Warrant Purchase Agreement, dated as of December 16, 1996 (as amended and modified from time to time), between the issuer hereof (the "Company") and the initial holder hereof, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

                          REGENT ASSISTED LIVING, INC.

                             STOCK PURCHASE WARRANT
                             ----------------------

Date of Issuance:  December 16, 1996                         Certificate No. W-1

          For value received, the Company hereby grants to Prudential Private Equity Investors III, L.P. or its registered assigns (the "Registered Holder") the right to purchase from the Company upon the occurrence of an Exercise Event 200,000 shares of Warrant Stock at a price per share equal to $5.50 (such price as adjusted and readjusted from time to time in accordance with Section 2 hereof, the "Exercise Price").

          This Warrant is being issued simultaneously with the issuance of 1,283,785 shares of the Company's Series A Preferred Stock (the "Series A Preferred") and 382,882 shares of the Company's Series B Preferred Stock (the "Series B Preferred") to Prudential Private Equity Investors III, L.P. ("PPEI") pursuant to the Preferred Stock and Warrant Purchase Agreement dated as of December 12, 1996 (the "Purchase Agreement"), between Regent Assisted Living, Inc., an Oregon corporation (the "Company"), and PPEI.

          Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

          For income tax purposes, the value of this Warrant as of the date hereof is $50,000.

          This Warrant is subject to the following provisions:

          Section 1. Exercise of Warrant.

          1A. Exercise Period. Subject to the provisions of paragraph 1E hereof, the Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time on and after the occurrence of a Trigger Event, until the fifth anniversary of the date of such Trigger Event (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period. A "Trigger Event" shall occur if the Company's independent outside auditors have not certified in writing to the Registered Holder of this Warrant within 30 days after December 31, 1997, that the Company has, during the calendar year ending December 31, 1997, opened and secured all necessary permits and approvals for the operation of at least (i) at least ten new assisted living facilities (not operated or managed by the Company as of the date hereof) and (ii) at least 1,000 units within all such new assisted living facilities. For purposes of calculating the number of new facilities and units opened by the Company, facilities and units in facilities in which the Company has an ownership interest of at least 50% or a lease of at least 15 years (including any available options or extensions of such lease) shall be counted in their entirety, whereas facilities and units in facilities for which the Company obtains a management contract but in which the Company does not have an ownership interest of at least 50% or a lease of at least 15 years (including any available options or extensions of such lease) ("Managed Facilities" and "Managed Units," respectively) shall be counted as one-third of a facility and one-third of a unit, respectively; provided that no more than three Managed Facilities and 300 Managed Units (counting as one new assisted living facility and 100 new units, respectively) shall be counted for purposes of determining a Trigger Event.

          1B. Exercise Procedure.

          (i) This warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

          (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

          (b) this Warrant;

          (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
     Section 7 hereof; and

          (d) either (1) a certified or bank cashier's check payable to the Company or a wire transfer to an account designated in writing by the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

          (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

          (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

          (iv) The issuance of certificates for shares of warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

          (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company);

provided, however, that all such filings made or approvals obtained by or on behalf of any Registered Holder or Purchaser shall be at its sole cost (except as otherwise provided by paragraph 1B(iv).

          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Warrant Stock issuable upon the exercise of the Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall from time to time take all such action as may be necessary to assure that the par value of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price. The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

          1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

          1D. Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

          1E. Exercise Events. Subject to the terms and conditions of this
Section 1, each holder of the Warrant shall have the right, at its option, to exercise the Warrant upon the occurrence of an Exercise Event. Each of the following shall constitute an "Exercise Event" with respect to the Warrant:

          (i) the sale or other transfer of the Warrant by PPEI or an affiliate of PPEI, or by The Prudential Insurance Company of America ("Prudential") or an affiliate of Prudential, to a party not affiliated with PPEI or Prudential;

          (ii) the distribution of the Warrant to any limited partner of PPEI, other than Prudential Equity Investors Inc. or Prudential or any other affiliate of PPEI or Prudential;

          (iii) a sale of all or substantially all the assets of the Company or of the Company and its Subsidiaries on a consolidated basis (in any transaction or series of related transactions other than in the ordinary course of business) or any other acquisition of the Company by means of a merger, a negotiated stock purchase or a purchase pursuant to a tender offer for substantially all of the outstanding shares of Common Stock of the Company;

          (iv) if for any period of two consecutive fiscal quarters of the Company, the quarterly financial statements of the Company reflect an aggregate decline of 20% or more in the Company's consolidated net income from the fiscal quarter immediately preceding such consecutive fiscal quarters, determined in accordance with generally accepted accounting principles;

          (v) if the quarterly financial statements of the Company for any fiscal quarter reflect a decline of 50% or more in the Company's consolidated net income from the immediately preceding fiscal quarter, determined in accordance with generally accepted accounting principles;

          (vi) if for any period of two consecutive fiscal quarters of the Company, the quarterly financial statements of the Company reflect an earnings before interest, taxes, depreciation and amortization ("EBITDA") that is more than 20% less than the EBITDA contained in the then current annual budget showing projected EBITDA for such quarter as approved by the Corporation's board of directors from time to time;

          (vii) any default or event of default under any agreement pursuant to which the Company or any of its Subsidiaries has incurred indebtedness for borrowed money in excess of $500,000, unless and until such default or event of default is cured or waived (provided that the holder of the shares proposed to be converted is not a lender, or in the case of PPEI, Prudential or their affiliates, neither PPEI, Prudential or any of their affiliates is a lender, under such agreement);

          (viii) if the total number of shares of Common Stock held by, or obtainable upon the exercise of rights held by, PPEI and its affiliates as a percentage of the total number of shares of Common Stock outstanding on a fully-diluted basis is less than 50% of such percentage on the date of original issuance of the Preferred Stock;

          (ix) if, during any twelve-month period, more than 30% of the Company's directors have resigned or have been replaced; or

          (x) upon the sale or transfer of more than 50% of the Common Stock owned by the executive employees of the Company and its Subsidiaries as a group immediately following the original issuance of the warrant, or the sale or transfer of more than 50% of the Common Stock owned by Walter C. Bowen immediately following the original issuance of the Warrant.

          Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

     2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock.

          (i) If and whenever on or after the Date of Issuance of this Warrant the Company issues or sells, or in accordance with paragraph 2B is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Exercise Price shall be reduced to the Exercise Price determined by dividing:

     (A) the sum of (x) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by

     (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (ii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of shares of Warrant Stock obtainable upon exercise of this warrant under this paragraph 2B as a result of issuances or deemed issuances of Common Stock (A) with respect to the granting of stock options to officers, directors, employees and consultants of the Company and its Subsidiaries or the exercise thereof for an aggregate of 600,000 shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations and such number shall include all stock options outstanding as of the date of the Purchase Agreement) or (B) upon the conversion of the Preferred Stock.

          2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under paragraph 2A, the following shall be applicable:

          (i) Issuance of Rights or Options. If the Company in any manner grants or sells any options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at such time for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon conversion or exchange thereof" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this paragraph 2B, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Warrant Stock issuable hereunder shall be correspondingly adjusted.

          (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Warrant Stock acquirable hereunder shall be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the gross purchase price therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be borne equally by the Company on the one hand and the Registered Holders of the Warrants on the other hand, pro rata on the basis of the number of shares of Warrant Stock held by each such holder.

          (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

          2D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant

Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Warrant Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Warrant Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 2.

          2F. Notices.

          (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,
(B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

          Section 3. Liquidating Dividends. If at any time on or after the date this Warrant becomes exercisable the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Warrant Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if the Liquidating Dividends consist of voting securities, the Company shall make available to the Registered Holder of this Warrant, at such holder's request, Liquidating Dividends consisting of non-voting securities (except as otherwise required by law) which are otherwise identical to the Liquidating Dividends consisting of voting securities and which non-voting securities are convertible into such voting securities on the same terms as Series B Preferred is convertible into Series A Preferred.

          Section 4. Purchase Rights. If at any time on or after the date this Warrant becomes exercisable the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of warrant Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that if the Purchase Rights involve voting securities, the Company shall make available to the Registered Holder of this Warrant, at such holder's request, Purchase Rights involving non-voting securities (except as otherwise required by law) which are otherwise identical to the Purchase Rights involving voting securities and which non-voting securities are convertible or exchangeable into such voting securities on the same term as the Company's Series B Preferred is convertible into the Company's Series A Preferred.

          Section 5. Definitions. The following terms have meanings set forth below:

          "Common Stock" means, collectively, the Company's Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to paragraphs 2B(i) and 2B(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the Warrants.

          "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

          "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders of Warrants representing a majority of the Warrant Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the Warrant Stock purchasable upon exercise of all the warrants then outstanding. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

          "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Warrant Stock" means shares of the Company's Common Stock; provided that if there is a change such that the securities issuable upon exercise of the Warrants or conversion of the Subject Shares are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants or conversion of the Subject Shares if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

          Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

          Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

          Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

          Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of the warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 66 2/3% of the shares of Warrant Stock obtainable upon exercise of the Warrants.

          Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Oregon shall govern all issues concerning the relative rights of the

Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

                                *    *    *    *

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                       REGENT ASSISTED LIVING, INC.


                                       By WALTER C. BOWEN
                                          --------------------------------------
                                       Its PRESIDENT
                                           -------------------------------------


[Corporate Seal]

Attest:


DAVID R. GIBSON
-----------------------------
Assistant Secretary

                                                                       EXHIBIT I


                               EXERCISE AGREEMENT
                               ------------------

To:                                                Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-_____), hereby agrees to subscribe for the purchase of _____ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                    Signature _______________________

                                    Address _________________________


                                                                      EXHIBIT II


                                   ASSIGNMENT


          FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee                      Address                     No. of Shares
-----------------                      -------                     -------------






Dated:                              Signature _______________________

                                              _______________________

                                    Witness _________________________